UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2008

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, California 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

SourceForge, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend the Company’s Form 8-K, originally filed with the Securities and Exchange Commission on June 10, 2008 (the “Original Filing”), to disclose under Item 5.02(e) the terms of Robert M. Neumeister Jr.’s employment with the Company, which had not been determined at the time the Original Report was filed. The remainder of the Original Filing is unchanged and is not reproduced in this Amendment.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   Offer Letter with Robert M. Neumeister, Jr.

On July 8, 2008, the Company entered into an Offer Letter with Robert M. Neumeister, Jr. (the “Offer Letter”). The Offer Letter establishes the terms of Mr. Neumeister’s employment with the Company as its Interim President and Interim Chief Executive Officer (“Interim CEO”). As Interim CEO, Mr. Neumeister will receive a monthly salary of $50,000, less applicable withholdings, and will be reimbursed for certain travel, living and business expenses. In addition, the Compensation Committee of the Company’s Board of Directors may, in its sole discretion, determine that it is in the Company’s best interest to grant Mr. Neumeister a discretionary bonus or issue him equity compensation, but neither are guaranteed under the Offer Letter. As Interim CEO, Mr. Neumeister is not eligible to participate in the Company’s normal employee benefits package (which includes health insurance, dental insurance and a 401(k) retirement plan), other than legally mandated benefits such as Social Security and workers’ compensation insurance coverage. The foregoing description is qualified in its entirety by reference to the Offer Letter, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01. Exhibits

Exhibit No.	Description

10.3	Offer Letter with Robert M. Neumeister, Jr., dated July 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President, Chief Financial Officer

Date: July 14, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.3	Offer Letter with Robert M. Neumeister, Jr., dated July 8, 2008